UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON D.C. 20549



                          FORM 8-K



                       CURRENT REPORT



           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934


                      November 12, 1997
      Date of Report (Date of earliest event reported)


           MID-AMERICA APARTMENT COMMUNITIES, INC.
     (Exact Name of Registrant as Specified in Charter)



      TENNESSEE                    1-12762                62-1543819
(State of Incorporation)   (Commission File Number)   (I.R.S. Employer
                                                       Identification Number)




                6584 POPLAR AVENUE, SUITE 340
                  MEMPHIS, TENNESSEE 38138
          (Address of principal executive offices)



                       (901) 682-6600
     Registrant's telephone number, including area code





   (Former name or address, if changed since last report)

Item 5. Other events.

The Company released the following press releases on November 14, 1997 and November 17, 1997.

MEMPHIS, TN: November 14, 1997. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced the purchase on November 12, of the 192 unit apartment community, Sterling Ridge, in Augusta, Georgia. The purchase price was $7,672,000 which includes an assumption of approximately $4.8 million in tax-exempt bonds. The balance of approximately $2.9 was paid in cash at closing. Sterling Ridge, considered to be one of the premier properties in Augusta, was built in 1986 and has maintained a 97% occupancy or greater during the last two years. The total MAA units in the Augusta/Aiken area is 608 with another 184 unit property under contract to close in December.

Mid-America Apartment Communities, Inc. is a self-administered, self-managed Real Estate Investment Trust which owns and manages 22,645 apartments (including 126 under development) throughout the southern crescent of the U.S. The Company recently announced its intention to merge with Flournoy Development Company which will bring the total number of apartment owned by the merged Companies to 32,534 including 2,236 under development.

For  further  information, contact Simon R. C. Wadsworth  at
(901) 682-6668, ext 104, 6584 Poplar Ave., Suite 340,
Memphis, TN  38138,  (901) 682-6600  FAX: (901)682-6667.

==========================

Memphis, TN: November 17, 1997. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today that it has sold 1,875,000 shares of its 8.875% Series B Cumulative Preferred Stock in a public offering. Managing underwriters for the transaction are Morgan Keegan & Company, Inc., J. C. Bradford & Co., and Raymond James & Associates, Inc. The offering was priced at $25 per share with a dividend payable monthly at the annual rate of 8.875%, and the Series B Preferred Stock will be listed on the NYSE under the symbol "MAA PrB".

MAA expects the transaction to be completed November 20. The company increased the size of the offering from 1.6 million shares to 1.875 million shares before the exercise of the underwriters' overallotment.

MAA will receive net proceeds after offering expenses approximating $45.2 million which will be used to repay certain indebtedness and to fund the cash portion of its merger during November with Flournoy Development Company.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the subject securities, and such offers or solicitations shall be made only by means of a Prospectus Supplement and accompanying Prospectus, copies of which may be obtained from the company or the underwriters.

For further information, contact Simon R.C. Wadsworth at
(901) 682-6668, ext. 104.  6584 Poplar Ave., Suite 340,
Memphis, TN  38138, (901) 682-6600 FAX: (901) 682-6667.

Item 7.  Financial Statements and Exhibits.

Exhibit
Number         Exhibit
---------      ----------
1.1            Definitive Underwriting Agreement, dated November 14, 1997, relating to the sale of 1,875,000 shares of Series B
               Cumulative Preferred Stock, par value $.01 per share.

23.1           Consent of KPMG Peat Marwick LLP

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:   November 20, 1997        /s/ Simon R.C. Wadsworth
      --------------------       ----------------------------
                                 Simon R.C. Wadsworth
                                 Executive Vice President
                                (Principal Financial and Accounting Officer)